UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Anfield Acquisitions, Inc.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of Incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	47-4692586 (I.R.S. Employer Identification Number)

679 Saratoga Chase Dr. Saratoga Springs, Utah 84045 (480) 907-8186 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Incorp Services, Inc. 2360 Corporate Circle, Suite 400 Henderson, NV 89074 (702) 866-2500 (Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________

With copies of communications to:

Steven R. Skirvin, Esq.
136 E. South Temple, Suite 1650
Salt Lake City, UT 84111
Telephone (801) 901-4300
Electronic Fax (801) 901-4128
E-mail: steve@skirvinlaw.net
_______________________________

As soon as practicable after this Registration Statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the
Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, New Issue, par value $0.001 per share	5,000,000	$0.30	$1,500,000	$151.05

(1) This is an initial offering of securities by the Registrant and no current trading market exists for our common stock. We have arbitrarily determined the offering price of the common stock offered hereunder, and the offering price bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. We may not sell the securities offered by this document until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

PROSPECTUS

ANFIELD ACQUISITIONS, INC.

1,000,000 minimum shares up to 5,000,000 maximum Shares of Common Stock, $0.30 per share

____________________________________________________________________

Anfield Acquisitions, Inc. (“Anfield Acquisitions, Inc.” or the “Company” or the “Registrant”) is a newly organized blank check company incorporated on June 2, 2015 as a Nevada corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as the business combination. The Company has not identified any business combination target and the Company has not, nor has anyone on the Company’s behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.  The Company may pursue a business combination opportunity in any business industry or sector.

This is an initial public offering of our securities. The Company is offering on a best-efforts basis a minimum of 1,000,000 and a maximum of 5,000,000 shares of its common stock at a price of $0.30 per share. The shares are intended to be sold directly through the efforts of our sole officer and director who is acting as a non-exclusive sales agent and best efforts underwriter for this offering. As of the date of this registration statement, the Company has not identified or engaged other sales agents or underwriters. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to Branch Banking and Trust Company for the benefit of Anfield Acquisitions, Inc.  All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Branch Banking and Trust Company, and no funds shall be released to Anfield Acquisitions, Inc. until such a time as the offering is completed, which release shall be limited to 10% of the proceeds, after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees, in which case all Escrow fees shall be borne by Registrant. See the section entitled “Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The offering may terminate on the earlier of: (i) the date when the sale of all 5,000,000 shares to be sold by the issuer is completed, (ii) any time after the minimum offering of 1,000,000 shares of common stock is achieved at the discretion of the Board of Directors, or (ii) 180 days from the effective date of this document.

Prior to this offering, there has been no public market for the Anfield Acquisitions, Inc.’s common stock. The Company has limited operations and has not generated any revenue. Therefore, any investment in the Company’s common stock involves a high degree of risk.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”).  See Plan of Distribution, page 24.

The Company is an Emerging Growth Company as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  The Company is a Shell Company as defined in the Exchange Act of 1934.

In the event a business combination is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. Until 90 days after the date funds and securities are released from the Escrow Account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 13.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Proceeds to the Company
Per Share	1	$0.30	$0.00	$0.30
Minimum	1,000,000	$300,000	$0.00	$300,000
Maximum	5,000,000	$1,500,000	$0.00	$1,500,000

Note: The Escrow Fee is a flat fee and not calculated on a Per Share basis.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is responsible for the information contained in this Prospectus.  The Company has not authorized anyone to provide you with different information, and the Company takes no responsibility for any other information others may give to you. The Company is not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this prospectus.

Subject to completion, dated October 31, 2016.

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419

The net proceeds of this offering will be placed in an Escrow Account at Branch Banking and Trust Company (“Escrow Account”) until the completion of a business combination as detailed herein (other than up to 10% of the proceeds that may be released to the Company upon completion of the offering, which is expected to occur prior to entering into an agreement for a business combination). The registrant may not be successful in the offering or a business combination. The Escrow funds may not be used for salaries or reimbursable expenses.

10% of the offering proceeds will be available to Company after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account; provided, however, that no deduction will be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the Registrant.

Branch Banking and Trust Company is acting as the Escrow Agent for this offering.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds and the securities to be issued to investors must be deposited in an Escrow Account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the Escrow Account, the Deposited Securities may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds otherwise releasable upon completion of the offering, the Deposited Funds and the Deposited Securities may not be released until a business combination satisfying certain specified criteria (see Plan of Distribution) has been consummated, and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the business combination to be consummated. Pursuant to these procedures, a new prospectus that describes the business combination candidate and its business, and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless investors having contributed 80% or more of the maximum offering proceeds elect to remain investors so that the remaining funds are adequate to allow the business combination to be consummated, all investors will be entitled to the return of the pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors.  The pro rata portion to be returned to investors will not include the 10% of proceeds which may be released to the Company. In the event the business combination is not consummated within 18 months of the effective date of this prospectus, the Deposited Funds will be returned on a pro rata basis to all investors.  The pro rata portion to be returned to investors will not include the 10% of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account, which may be released to the Company upon completion of the offering.

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the business combination candidate, including their financials. The reconfirmation is for the protection of the investors, as investors will have an opportunity to review information on the business combination entity and to have their subscriptions canceled and payment refunded, or reconfirm their subscriptions and remain investors. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1)  The Prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow account within five (5) business days after the effective date of the post-effective amendment;
(2) Each investor will have no fewer than twenty (20), and no more than forty-five (45), business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within forty-five (45) business days following the effective date of the post-effective amendment, the pro rata portion of the Deposited Funds held in the Escrow Account on such investor’s behalf will be returned to the investor within five (5) business days by first class mail or other equally prompt means. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the Company.

(4) The business combination will be completed only if investors having contributed 80% or more of the maximum offering proceeds elect to reconfirm their investments so that the remaining funds are adequate to allow the business combination to be completed; and

(5) If the business combination has not been completed within eighteen (18) months from the date of this prospectus, the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within five (5) business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after completing the offering.  The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the Company.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus (“Prospectus”). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

Anfield Acquisitions, Inc. was incorporated in the State of Nevada on June 2, 2015, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the start-up stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Jacob Southworth, the initial director, for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Southworth serves as President, Secretary, Treasurer and sole Director. Mr. Southworth determined next to proceed with filing a Form S-1. Mr. Southworth has no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the acquisition of acquisition candidates.

Mr. Southworth, the President and Director, elected to commence implementation of the Company’s principal business purpose, described below under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a business combination with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their prospective jurisdictions. The Company’s sole officer and director, Mr. Southworth, does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein.

As of the date of this prospectus, the Company has 8,000,000 shares of $0.001 par value common stock issued and outstanding and are all held by Gains Venture Group, LLC, our sole shareholder.

Anfield Acquisitions, Inc.’s operations and corporate offices are located at 679 Saratoga Chase Drive, Saratoga Springs, Utah 84045, with a telephone number of (480) 907-8186.

Anfield Acquisitions, Inc.’s fiscal year end is December 31.

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934, which requires shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

Anfield Acquisitions, Inc. is offering, on a best efforts basis, a minimum of 1,000,000 and a maximum of 5,000,000 shares of our common stock at a price of $0.30 per share. The proceeds from the sale of the shares in this offering will be payable to “Branch Banking and Trust Company fbo Anfield Acquisitions, Inc.” and will be deposited in a non-interest bearing Escrow Account at Branch Banking and Trust Company until the Escrow conditions are met.  Therefore no interest shall be paid to any investor or to the Company.  The Escrow conditions are as follows:

(1) The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for a business combination with one or more businesses, the value of which represents at least 80% of the maximum offering proceeds (the business combination(s) to be completed through the use of the proceeds of this offering, loans or equity) and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer (investors having contributed 80% or more of the maximum offering proceeds must have voted in favor of reconfirmation so that the remaining funds are adequate to allow the business combination to be consummated); and

(2) The business combination, the value of which represents at least 80% of the maximum offering proceeds is consummated; or

(3) The Deposited Funds shall be returned to investors in the event that the minimum offering amount is not raised within 180 days, in which case the securities are returned to the Company.

All subscription agreements and checks are irrevocable and should be delivered to Anfield Acquisitions, Inc.  at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in Escrow and no funds shall be released to Anfield Acquisitions, Inc. until such a time as the Escrow conditions are met (see section titled “Plan of Distribution” herein) other than 10% which may only be released to Anfield Acquisitions, Inc. upon completion of the offering. (See section titled “Plan of Distribution” herein). The offering may terminate at any time after the minimum is reached at the discretion of the Board of Directors up to the time that the offering is filled or a maximum of 180 days, and that the time frame for doing so would rest upon whether in the opinion of the Board of Directors it was unlikely to complete the full offering and that allowing the offering to run the full 180 days would endanger the likelihood of completion of the business combination POS AM (post-effective amendment) within the 18 months allowed under Rule 419, or (ii) 180 days from the effective date of this document. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The amount of funds actually collected in the Escrow Account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Such minimum must be reached prior to the expiration of the offering.  We will cause to be issued stock certificates of common stock purchased within five (5) day of the receipt of subscription to allow for the clearance of funds and will within one (1) day of issuance cause such shares to be delivered to the Escrow Agent’s account at Branch Banking and Trust Company.

Mr. Southworth, our sole officer and director, may not purchase any shares covered by this registration statement.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds and the securities to be issued to investors must be deposited in an Escrow Account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the Escrow Account, the Deposited Securities may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds otherwise releasable upon completion of the offering, the Deposited Funds and the Deposited Securities may not be released until the business combination satisfying certain specified criteria (see Plan of Distribution) has been consummated, and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the business combination to be consummated. Pursuant to these procedures, a new prospectus that describes the business combination candidate and its business, and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless investors having contributed 80% or more of the maximum offering proceeds elect to remain investors so that the remaining funds are adequate to allow the business combination to be consummated, all investors will be entitled to the return of the pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors. The pro rata portion to be returned to investors will not include the 10% of proceeds which may be released to the Company upon completion of the offering, after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account. In the event a business combination is not consummated within 18 months of the effective date of this prospectus, the Deposited Funds will be returned on a pro rata basis to all investors.  The pro rata portion to be returned to investors will not include the 10% of proceeds which may be released to the Company upon completion of the offering, after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account.

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the business combination candidate, including their financials. The reconfirmation is for the protection of the investors, as investors will have an opportunity to review information on the business combination entity and to have their subscriptions canceled and payment refunded, or reconfirm their subscriptions and remain investors. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1)  The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within five (5) business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than twenty (20), and no more than forty-five (45), business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within forty-five (45) business days following the effective date of the post-effective amendment, the pro rata portion of the Deposited Funds held in the Escrow Account on such investor’s behalf will be returned to the investor within five (5) business days by first class mail or other equally prompt means. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the Company upon completion of the offering, after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account.

(4) The business combination will be completed only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the business combination to be completed; and

(5) If a business combination has not been completed within eighteen (18) months from the date of this prospectus, the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means minus up to 10% that may be released to the Company after completing the offering, after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account.  The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the Company.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Action Stock Transfer located in Salt Lake City, Utah is our transfer agent. The Company expects to seek quotations for our securities upon completion of the offering, a business combination and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently no market for the Company’s common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in our stock.

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SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from the Company’s financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Audited Statement of Operations Data
For the period from inception through June 30, 2016

	Six Months Ended June 30, 2016	Inception, June 2, 2015 through December 31, 2015	Three Months Ended June 30, 2016
			(Unaudited)

Revenues	$-	$-	$-

Expenses
General and administrative expenses	710	19,075	680
Professional fees	-	1,500	-
Total Expenses	710	20,575	680

Net loss	$(710)	$(20,575)	$(680)

Loss per share
Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding - basic and diluted	8,000,000	7,924,528	8,000,000

Audited Balance Sheet Data
June 30, 2016

Assets
	June 30, 2016	December31, 2015

Current Assets
Cash	$40	$100
Total Assets	$40	$100

Liabilities and Stockholder's Equity

Current Liabilities
Accounts payable	$-	$5,000

Commitments and Contingencies

Stockholder's Equity
Common Stock 75,000,000 shares authorized $0.001 par value;
8,000,000 issued and outstanding	8,000	8,000
Additional paid in capital	13,325	7,675
Accumulated deficit	(21,285)	(20,575)
Total Stockholder's Equity (Deficit)	40	(4,900)

Total Liabilities and Stockholder's Equity	$40	$100

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Prospectus, before making a decision to invest in the Company’s common stock. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of the Company’s common stock could decline, and you could lose all or part of your investment.

The Company is a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

Anfield Acquisitions, Inc. is a newly formed company with no operating results, and the Company will not commence operations until obtaining funding through this offering. Because the Company lacks an operating history, you have no basis upon which to evaluate the Company’s ability to achieve its business objective of completing a business combination with one or more target businesses. The Company has no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete its business combination. If the Company fails to complete our business combination, the Company will never generate any operating revenues.

Having a sole officer and director may hinder operations, resulting in our failure.

Anfield Acquisitions, Inc.’s operations depend solely on the efforts of Jacob Southworth, the sole officer and director. Mr. Southworth has no specific experience, qualification, attributes or skills to perform as a director of a blank check company nor in the evaluation or acquisition of business combination candidates. Mr. Southworth has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop its business or manage its public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles. While seeking a business combination, the Company’s sole officer and director, Mr. Southworth anticipates devoting between five and ten hours per month to the business of the Company. Mr. Southworth has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on Mr. Southworth.  Notwithstanding the combined limited experience and limited time commitment of the Company’s sole officer and director, Mr. Southworth, loss of his services would adversely affect development of the Company’s business and its likelihood of continuing operations. The Company has no other full or part time employees. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

Potential conflicts of interest may result in loss of business, which may result in the failure of the business.

Mr. Southworth is involved in other employment opportunities and may periodically face a conflict in selecting between Anfield Acquisitions, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Mr. Southworth to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

Rule 419 limitations may limit business combinations, which may result in the failure of the business.

Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an Escrow Account pending the completion of a qualified business combination. Before the business combination can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed business combination candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within forty-five (45) days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Please note that up to 10% of the proceeds from the offering may be released to the Company upon completion of the offering, after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account, and therefore may not be returned to investors.

Although investors may request the return of their funds in connection with the reconfirmation offering required, our shareholders will not be afforded an opportunity to approve or disapprove any particular transaction.

There are substantial doubts about our ability to continue as a going concern, and if we are unable to continue our business, our shares may have little or no value.

The Company’s ability to become a profitable operating company, dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support its cost structure, has raised substantial doubts expressed by our independent auditors about our ability to continue as a going concern. The Company plans to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised relating to the Company’s ability to continue as a going concern may make its shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

The fact that no audited financial statements are being required prior to a business combination being deemed probable may decrease confidence in available financials.

The Company shall not require the business combination target to provide audited financial statements until it is likely that an agreement may be reached. Therefore, there is the risk that the unaudited statements which are provided to the Company during due diligence may contain errors that an audit would have found. This could expose the investors to the risk that the business combination target may not be as valuable as it appears during the business combination approval process. It is anticipated that any business combination will not be deemed likely until the point of the signing of either a letter of intent or formal agreement. The audits will be required at this time in order to be included in the post-effective amendment required by Rule 419. The Company does not anticipate seeking such business combination until the point that the minimum offering has been exceeded and sales have ceased.

Prohibition to sell or offer to sell shares in the Escrow Account may limit liquidity for a significant period of time.

It is unlawful for any person to sell or offer to sell common stock held in the Escrow Account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, investors may be unable to sell or transfer their shares for a significant period of time.

The Company status as an emerging growth company and smaller reporting issuer may raise doubt as to the accuracy of our reporting.

Many of the same exemptions available to the Company under the JOBS ACT are available to the Company as it is a Smaller Reporting Company and will remain as such regardless of the Company’s status under the JOBS ACT. The Company will not be required to obtain an auditor attestation with respect to management’s conclusion about the effectiveness of internal controls over financial reporting. This may raise doubt as to the effectiveness of the Company’s internal controls, and thus the accuracy of our reporting.

The Company has discretionary use of all proceeds in this “Blank Check” offering, which may lead to uncertainty as to future business success, which may result in the failure of its business and loss of your investment.

As a result of Mr. Southworth, the Company’s sole officer and director, having broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a “Blank Check” offering. Although the Company intends for substantially all of the net proceeds of this offering to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company’s common stock without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See “Description of Business.”

Mr. Southworth’s lack of experience may result in a business combination or attempted business combination without discovery of adverse facts, which may result in a failed business combination.

The Company may not discover or adequately evaluate adverse facts about a potential opportunity or business combination given Mr. Southworth’s lack of experience in the mergers and acquisitions field. Mr. Southworth will run Google background checks on the potential officers and directors and examine any audited financials provided.

A business combination candidate may be in the early stages of development or be financially unstable, which may result in a failed business combination or in failure of the business after completion of a business combination.

A target company may be financially unstable, or may be in its early stages of development or growth without established records of sales or earnings. Thus it is possible that any such business combination will fail or that the Company’s business may fail after completion of business combination, resulting in a complete loss of the investor’s investment.

Subsequent to the Company’s completion of its business combination, the Company may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and its stock price, which could cause you to lose some or all of your investment.

Even if the Company conducts extensive due diligence on a target business with which it combines, the Company cannot assure you that this diligence will discover all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of its control will not later arise. As a result of these factors, the Company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in its reporting losses. Even if the Company’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to violate net worth or other covenants to which the Company may be subject as a result of assuming pre-existing debt held by a target business or by virtue of the Company obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by the Company’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

The Company’s securities are subject to the penny stock rules, which may limit investment.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than five dollars ($5.00) (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in the Company’s shares, reducing the level of trading activity in any secondary market that may develop for the Company’s shares, and accordingly, customers in the Company’s securities may find it difficult to sell their securities, if at all. Investors in penny stocks may be entitled to cancel the purchase and receive a refund if a sale is in violation of the penny stock rules or other federal or states securities laws and if a penny stock is sold to the investor in a fraudulent manner, investors may be able to sue the persons and firms that committed the fraud for damages.

The Company’s sole shareholder, Gains Venture Group, LLC, may not pay all the expenses of the offering resulting in the failure to complete this offering, which may result in the failure of the business.

Gains Venture Group, LLC, the Company’s sole shareholder, has agreed to pay all the expenses of this offering. However, there is no enforceable agreement requiring Gains Venture Group, LLC, to so do.  In the event that Gains Venture Group, LLC, fails to pay all the expenses of this offering, the offering may not be completed resulting in the lack of success of the Company’s business plan.

Regulations concerning “Blank Check” issuers may limit business combinations, which may cause a material adverse effect upon, or failure of, the business.

The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or “blue sky” laws restricting or, in some instances, prohibiting, the sale of securities of “Blank Check” issuers, including the Company, within that state. In addition, many states, while not specifically prohibiting or restricting “Blank Check” companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company’s selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

No operating history or revenue and minimal assets means no assurance of success, which may result in the failure of the business.

The Company has no operating history, nor revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. The Company may therefore incur a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable business combination candidate, as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination. The Company is a Shell Company as defined under the Exchange Act of 1934.  As such, the liquidity of the Company’s shares may be severely limited which will lessen its ability to attract additional capital to implement the Company’s business plan or sustain operations. As a Shell Company, the Company is ineligible to register shares under an S-8 registration. Holders of the Company’s common stock will not be eligible to utilize Rule 144 until 1 year following the Company filing a full Form 10 information demonstrating that it is no longer a Shell Company.

The Company’s proposed operations are currently speculative.  Therefore, there is no assurance of success, which may result in the failure of the business.

The success of the Company’s proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While the Company’s sole officer and director, Mr. Southworth, intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, which the Company cannot guarantee, the success of the Company’s operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company’s control.

Scarcity of and competition for business opportunities and combinations may limit possible business combinations, which may result in the failure of the business.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private entities. A large number of established and well-financed entities, including venture capital firms, are active in the mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will be competing with numerous other small public and private companies for business combination candidates.

Since there is no agreement for business combination or other transaction and no standards for business combination, the investors may not approve the transaction, which may result in the failure of the business.

The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any entity. The Company cannot assure that the Company will be successful in identifying and evaluating suitable business opportunities or in completing a business combination. The Company’s sole officer and director has not identified any particular industry or specific business within an industry for evaluation. The Company has been in the start-up stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company has never commenced any operational activities. The Company cannot guarantee that it will be able to negotiate a business combination on favorable terms. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which the Company would require a target business opportunity to have achieved in order to be considered as business combination candidate. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80.0% of the maximum offering proceeds. The business combination may be consummated through the use of the offering proceeds, loans or equity.

The Company’s reporting requirements may delay or preclude a business combination opportunity, which may result in the failure of the business.

The Company will be required to provide certain information about significant the business combinations, including certified financial statements for the company to be acquired or merged, covering one or two years, depending on the relative size of the opportunity. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.  Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

The Company’s lack of market research and marketing organization may limit business combinations, which may result in the failure of the business.

The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

The Company’s lack of diversification may limit future business, which may result in the failure of the business.

The Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity.  Consequently, the Company’s activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company’s inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

The Company may fall under possible investment company act regulation, which may increase costs and may result in the failure of the business.

Although the Company will be subject to regulation under the Securities Exchange Act of 1933, its sole officer and director, Mr. Southworth, believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. If the Company engages in business combinations which result in our holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company material adverse consequences.

The probable change in control and management upon completion of a business combination may result in uncertain management future, which may result in the failure of the business.

A business combination involving the issuance of the Company’s common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company.  Any such business combination may require the Company’s sole officer and director, Mr. Southworth, to resign as a member of the Board of Directors or for the Company’s sole shareholder, Gains Venture Group, LLC, to sell or transfer all or a portion of the common stock it holds. The resulting change in control of our Company could result in removal of the present officer and director, and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

The reduction of percentage share ownership following a business combination may result in dilution.

The Company’s primary plan of operation is based upon a business combination with a private company which, in all likelihood, would result in the Company issuing securities to the shareholders of this private company. Issuing previously authorized and unissued common stock of the Company would cause a reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

The disadvantages of a blank check offering may discourage business combinations, which may result in the failure of the business.

The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company, the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

The possible federal and state taxation of a business combination may discourage business combinations, which may result in the failure of the business.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination that the Company may undertake. The Company will endeavor, where possible, to structure a business combination that results in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the Company will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

Blue sky considerations may limit sales in certain states, resulting in a longer time to completion of the offering or failure of the offering altogether.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plan to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company’s securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or “blank-check” securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

Since there is no assurance that Shares will be sold, this may result in limiting future operating capital.

The 5,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company.  No individual, firm or corporation has agreed to purchase or take down any of the Company’s shares. No assurance can be given that any or all of the Shares will be sold.

The Company’s business analysis being done by a non-professional may increase risk of poor analysis, which may result in the failure of the business.

Analysis of business operations will be undertaken by the Company’s sole officer and director, who is not a professional business analyst. Thus, the depth of such analysis may not be as great as if undertaken by a professional, which increases the risk that any merger or acquisition candidate may not continue successfully.

The arbitrary Offering Price means the Shares may not reflect fair market value.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. The Offering Price has been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company’s securities, the Shares will attain market values equal to or greater than the Offering Price.

If the Company lacks successful marketing efforts, this may result in failure of the business.

One of the methods the Company may use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence that these methods of identifying a suitable business combination opportunity will be successful. Lack of identification and completion of a successful business combination will render the shares sold hereunder worthless.

Since there is no public market for the Company’s securities, their liquidity may be limited.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. No trading of the Company’s common stock will be permitted until following the consummation of a business combination meeting the requirements of Rule 419(e)(1)(ii). The market price of the Shares may be affected significantly by factors such as announcements by the Company or our competitors, variations in the Company’s results of operations, and general market conditions. No trading in the Company’s common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

The Shares eligible for future sale may increase the supply of Shares on the market diluting the value of the Shares purchased hereunder.

All of the 8,000,000 Shares of the Company, which are held by our sole shareholder, Gains Venture Group, LLC, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (“Act”) (pending effectiveness of this registration statement). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed to be our Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by our sole shareholder, Gains Venture Group, LLC, eligible for sale in the future, which may adversely affect the market price of the Common Stock. Gains Venture Group, LLC’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.  The Company is a shell company and that as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as the Company meets the requirements of Rule 144(i)(2). The Company is authorized to issue 75,000,000 shares of Common Stock. The issuance of these shares in the future presents the possibility of dilution of existing ownership.

Compliance with the current and periodic reporting requirements under the Securities and Exchange Act of 1934 may prove too burdensome, which may result in the failure of the business.

Upon the effectiveness of this registration and the filing of the Form 8A, the Company will be fully reporting and subject to the current and periodic reporting requirements under the Securities and Exchange Act of 1934. The burden of the time and expense of these reporting requirements may be beyond our capabilities, which may result in the failure of the business.

Investors will suffer immediate and substantial dilution.

Assuming the maximum shares offered herein are sold, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.197 per share while the Company’s present stockholders will receive an increase of $0.103 per share in the net tangible book value of the shares they hold. This will result in a 65.67% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $246,000 or $0.0280 per share. Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.2720 per share while the Company’s present stockholders will receive an increase of $0.0280 per share in the net tangible book value of the shares they hold. This will result in a 90.67% dilution for the purchasers of stock in this offering.

Subscriptions Irrevocable.

Subject to an Investor’s right of reconfirmation, and, in the event applicable conditions are satisfied, return of proceeds, less the 10% of proceeds to be provided to the Company, Investors’ subscriptions are irrevocable and therefore the investor’s funds may be held in escrow for longer than a year and that investors will receive no return on invested funds because the escrow account will be non-interest bearing.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about the Company’s business, financial condition and prospects that reflect our sole officer and director, Mr. Southworth’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

There may be risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

ITEM 4 – USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled “Management's Discussion and Plan of Operation” for further information. The 10% of the net offering, which will be between $30,000 and $150,000, will not be used for offering expenses, as such expenses have been paid by the Company’s sole shareholder.  Instead, the 10% of the net offering will be used to the extent necessary to pay costs associated with finding an acquisition candidate and consummating an acquisition.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, the Company will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table below.

The Company intends to use the proceeds from this offering as follows:

	Minimum			50% of Maximum			Maximum
Application Of Proceeds	$		% of total	$		% of total	$		% of total

Total Offering Proceeds		$300,000	100%		$750,000	100%		$1,500,000	100%
Net Held in Escrow(2)		$270,000	90%		$675,000	90%		$1,350,000	90%
Amount Released to Company(1)		$30,000	10%		$75,000	10%		$150,000	10%
Total		$300,000	100%		$750,000	100%		$1,500,000	100%

Notes:

(1)   The 10% which may be releasable to the Company upon the completion of the offering. These funds will be used only for the purpose of locating a business combination candidate and closing such acquisition.

(2) Deducting for the 10% which may be releasable to the Company upon the completion of the offering. These funds are held in Escrow as disclosed below.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors must be deposited in an Escrow Account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the Escrow Account, the Deposited Securities may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds otherwise releasable to the Company upon the completion of the offering, after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(i), exclusive of interest or dividends, as those proceeds are deposited into the Escrow Account, the Deposited Funds and the Deposited Securities may not be released until a business combination satisfying certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the business combination to be consummated. Pursuant to these procedures, a new prospectus that describes the business combination candidate and its business, and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor.  Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the business combination to be consummated, all investors will be entitled to the return of the pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors.  The pro rata portion to be returned to investors will not include the 10% of proceeds which may be released to the Company.  In the event a business combination is not consummated within 18 months of the effective date of this prospectus, the Deposited Funds will be returned on a pro rata basis to all investors. The pro rata portion to be returned to investors will not include the 10% of proceeds which may be released to the Company upon completion of the offering.

ITEM 5 – DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the Company’s common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for the Company’s business. The Company cannot assure you that a public market for its securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock.  The Company’s net tangible book value per share before the offering if $0.00.  Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering ($1,500,000) net of the amount subject to return to non-reconfirming* investors ($270,000), the Company’s net book value will be $1,230,000 or $0.103 per share ($1,230,000 divided by the 12,000,000 shares then outstanding). The sole shareholder has paid all of the offering expenses and is not being repaid thus such expenses are not being deducted from the proceeds.  Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.197 per share while the Company’s present stockholders will receive an increase of $0.103 per share in the net tangible book value of the shares they hold. This will result in a 65.67% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the amount subject to return to non-reconfirming* investors ($54,000), the Company’s net book value will be $246,000 or $0.0280 per share ($246,000 divided by the 8,800,000 shares then outstanding).   Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.2720 per share while the Company’s present stockholders will receive an increase of $0.0280 per share in the net tangible book value of the shares they hold.  This will result in a 90.67% dilution for the purchasers of stock in this offering.

•
In the event that shareholders owing at least 80% of the shares purchased in the offering consent, the reconfirming investors’ funds will be fully available to the Company while the non-reconfirming investors’ funds will be returned to them minus 10% releasable to the Company.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum Offering	Maximum Offering
Offering Price Per Share	$0.30	$0.30
Book Value Per Share Before the Offering	$0.00	$0.00
Book Value Per Share After the Offering	$0.0280	$0.103
Net Increase to Original Shareholder	$0.0280	$0.103
Decrease in Investment to New Shareholders	$0.2720	$0.197
Dilution to New Shareholders (%)	90.67%	65.67%

ITEM 7 – SELLING SHAREHOLDER

None.

ITEM 8 – PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for the Company’s common stock. The Company’s common stock is currently held by one shareholder. Therefore, the current and potential market for the Company’s common stock is limited and the liquidity of its shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in the Company’s common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, the Company has made no effort to obtain listing or quotation of its securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting it to apply for such listing. The Company is unable to estimate when it expects to undertake this endeavor or that it will be successful. In the absence of listing, no market is available for investors in the Company’s common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that the Company will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of the Company’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond the Company’s control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Southworth, the Company’s sole officer and director, acting as a best efforts underwriter. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, he will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by a sales agent in connection with sales of the Company’s securities will be transmitted immediately into an Escrow account until the offering is closed.

There can be no assurance that all, or any, of the shares will be sold. As of this date, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company complied. The purchasers in this offering and in any subsequent trading market must be residents of the states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, the Company has not identified the specific states where the offering will be sold.  The Company will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds and the securities to be issued to investors must be deposited in an account (non-interest bearing) (the “Deposited Funds” and “Deposited Securities,” respectively).  While held in the Escrow Account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1, et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001, et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable to us upon completion of the offering, the Deposited Funds and the Deposited Securities may not be released until a business combination meeting certain specified criteria (see Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the business combination to be consummated. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business combination must represent at least 80% of the maximum offering proceeds. This business combination may be consummated using proceeds of this offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes the business combination candidate and its business, and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the business combination to be consummated, all investors will be entitled to the return of the pro rata portion of the Deposited Funds (minus up to 10% which may be released to the Company upon completion of the offering) and none of the Deposited Securities will be issued to investors. The pro rata portion to be received by investors will not include the 10% of proceeds, which may be released to the Company.

The proceeds from the sale of the shares in this offering will be payable to Branch Banking and Trust Company fbo Anfield Acquisitions, Inc. and will be deposited in a non-interest bearing Escrow Account at Branch Banking and Trust Company (“Escrow Account”) until the Escrow conditions are met. The funds will be deposited by 5:00 p.m. the next business day following receipt of the funds. No interest will be paid to any shareholder or to the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the earlier of: (i) consummation of a business combination meeting the requirements of Rule 419 or (ii) eighteen (18) months have passed from the date of the prospectus and no such business combination has been completed and no funds shall be released to Anfield Acquisitions, Inc. until such a time as the Escrow conditions are met other than up to ten percent (10%) as disclosed herein.  In the event that eighteen (18) months have passed from the date of the prospectus and no such business combination has been completed, funds shall be returned pro rata to investors (each investor will receive a return of their funds held in escrow less the 10% portion of proceeds to be provided to the Company). Securities will be released to investors upon the completion of a business combination meeting the requirements of Rule 419. The pro rata portion to be received by investors will not include the ten percent (10%) of proceeds which may be released to the Company. The Escrow Agent will continue to receive funds and perform additional disbursements until either (i) consummation of a business combination meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, this Escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days. The fee of the Escrow Agent is $1,000.00. [See Exhibit 99a]. The amount of funds actually collected in the Escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Branch Banking and Trust Company, as Escrow Agent, will make the determination based solely on the account records of the insured depository institution (Branch Banking and Trust Company).

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription for any reason or no reason. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it, subject to an investor’s right of reconfirmation, and, in the event applicable conditions are satisfied, return of proceeds, less the 10% portion of proceeds to be provided to the Company upon completion of the offering.

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Anfield Acquisitions, Inc. is authorized to issue 75,000,000 shares of common stock, $0.001 par value. The Company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Anfield Acquisitions, Inc.’s common stock:

1.           Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.           Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.           Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.           Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plan to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Anfield Acquisitions, Inc.’s stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Anfield Acquisitions, Inc.’s common stock do not have cumulative voting rights, which means that the holders of more than 50.0% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this Prospectus, Anfield Acquisitions, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and the Company’s financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Anfield Acquisitions, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Steven R. Skirvin is legal counsel to the Company. Mr. Skirvin has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Skirvin has also been retained as special counsel to the Company for purposes of facilitating its efforts in securing registration before the Commission.

The report of The Pun Group LLP is included in reliance upon their authority as experts in accounting and auditing.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Anfield Acquisitions, Inc. (the “Company”), was incorporated on June 2, 2015 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the start-up stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company has never commenced any operational activities.

The Company was formed by Jacob Southworth, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Southworth serves as President, Secretary, Treasurer and Director. Mr. Southworth determined next to proceed with filing a Form S-1.

Mr. Southworth, the President and sole Director, elected to commence implementation of the Company’s principal business purpose, described below under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition, also referred to herein as a business combination, with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. The Company’s sole officer and director, Mr. Southworth, does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth (5th) anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Number of Total Employees and Number of Full Time Employees

Anfield Acquisitions, Inc. was recently formed and has not begun operations. During this start-up period, the Company plans to rely exclusively on the services of its sole officer and director to establish business operations and perform or supervise the minimal services required at this time. The Company believes that its operations are currently on a small scale and manageable by the Company. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

The Company uses an office located at 679 Saratoga Chase Dr., Saratoga Springs, Utah 84045. Office space, utilities and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Jacob Southworth, the Company’s officer and director, has not been convicted in a criminal proceeding.

Jacob Southworth, the Company’s officer and director, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF, AND DIVIDENDS ON, THE ISSUER’S COMMON STOCK

Market Price

As of the date of this Prospectus, there is no public market in Anfield Acquisitions, Inc.’s common stock. This Prospectus is a step toward creating a public market for the Company’s stock, which may enhance the liquidity of its shares. However, there can be no assurance that a meaningful trading market will develop. Neither Anfield Acquisitions, Inc. nor its sole officer and director, Mr. Southworth, make any representation about the present or future value of the Company’s common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in the Company’s common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this Prospectus,

1.           There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Anfield Acquisitions, Inc.;

2.           There are currently 8,000,000 shares of Anfield Acquisitions, Inc.’s common stock held by its sole shareholder that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.           Other than the common stock registered under this Registration Statement, there is no common stock that has been proposed to be publicly offered resulting in dilution to the Company’s current sole shareholder.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 of the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve (12) consecutive months; and (3) one (1) year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this Prospectus, Anfield Acquisitions, Inc. has 8,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

The Company has neither declared nor paid any cash dividends on its common stock. For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business, and do not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Anfield Acquisitions, Inc. qualifies as an “emerging growth company” under the JOBS Act. As a result, the Company is permitted to, and intends to, rely on exemptions from certain disclosure requirements. For so long as the Company is an emerging growth company, the Company will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period. The Company’s financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

The Company will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which the Company’s total annual gross revenues exceed $1 billion, (ii) the date that the Company becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of the Company’s ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter or (iii) the date on which the Company has issued more than $1 billion in non-convertible debt during the preceding three year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a Smaller Reporting Company as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•
Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•
In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•
In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

The Company qualifies as a Smaller Reporting Company. Moreover, as a Smaller Reporting Company and so long as it remain a Smaller Reporting Company, the Company benefits from the similar exemptions and exclusions as an Emerging Growth Company. In the event that the Company ceases to be an Emerging Growth Company as a result of a lapse of the five year period, but continue to be a Smaller Reporting Company, the Company would continue to be subject to the similar exemptions available to Emerging Growth Companies until such time as the Company is no longer a Smaller Reporting Company.

PLAN OF OPERATION

Anfield Acquisitions, Inc. was incorporated on June 2, 2015.

The Registrant intends to seek to enter into a business combination which may include the acquisition of assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities, or a merger, or some other business combination. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such a business combination. Neither the Company’s sole officer and director nor any promoter or affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of a business combination between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes, if applicable.  In the event that no such assurances are provided, the Company will not move forward with a combination with this target.  Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant’s sole officer has agreed to allocate a portion of his time to the activities of the Registrant without compensation.  The Registrant’s sole officer and director, Mr. Southworth, anticipates that the business plan of the Company can be implemented by his devotion of approximately 10 hours per month to conduct business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See “Directors, Executive Officers.”

The Company is filing this registration statement on a voluntary basis because of management’s belief that the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company, as reporting makes due diligence easier and fraud less likely. Any business combination or transaction will result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

As shown in the financial statements accompanying this prospectus, the Company has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from its accountants, based upon the Company’s reliance upon the sale of its common stock as the sole source of funds for our future operations.

GENERAL BUSINESS PLAN

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Upon effectiveness, the Company will be required to file periodic reports as required by Item 15(d) of the Exchange Act.  The Company is also filing a form 8A registering under Section 12G of the Exchange Act concurrently with this registration statement, which will register our common shares under the Exchange Act.  Upon the effectiveness of such registration statement, the Company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location, and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities. The Company’s sole officer and director, Mr. Southworth, anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company may use to find potential business combination candidates is to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, the Company’s sole officer and director, Mr. Southworth, believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such potential business combinations extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of potential business combinations with any significant cash or other assets. However, the Company’s sole officer and director, Mr. Southworth, believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (which could be as short as a month or take several years, for example) and is unpredictable. A business combination with the Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of one (1) year or more requiring multiple audits and opinions prior to clearance. On the other hand, a business combination with the Company may raise other variables, such as the Company’s history being out of the target’s control and knowledge. Thus a potential business combination target will have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the potential business combination targets will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-Ks, 10-Ks or 10-KSBs, agreements and related reports and documents. If an entity is deemed a “shell company,” the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a shell company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings required to comply with the 34 Act. Nevertheless, the sole officer and director of the Company has not conducted market research and is not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a potential business combination target.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the sole officer and director of the Company, who is not a professional business analyst. The Company’s sole officer and director, Mr. Southworth, intends to concentrate on identifying preliminary prospective business combination targets which may be brought to its attention through present associations of our sole officer and director In analyzing prospective business opportunities, our sole officer and director, Mr. Southworth, will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.  Our sole officer and director, Mr. Southworth, will meet personally with management and key personnel of the potential business combination target as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors.  The Company will not enter into a business combination with any company for which audited financial statements cannot be obtained.

The Company’s sole officer and director, Mr. Southworth, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that the Company will utilize any outside consultants or advisors, other than the Company’s legal counsel and accountants, to effectuate its business purposes described herein. However, if the Company does retain an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company’s sole officer and director, Mr. Southworth, has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may enter into a business combination with a company that is in its preliminary stage, which is already in operation, or in any stage of its corporate life. It is impossible to predict at this time the status of any business with whom the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully completed a business combination.  The Company also has no plan to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business combination, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. The Company may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the Company’s sole officer and director Mr. Southworth, will no longer be in control of the Company. In addition, our sole director may, as part of the terms of the business combination transaction, resign and be replaced by new directors without a vote of the Company’s shareholders. The Company’s sole shareholder, Gains Venture Group, LLC, has agreed to pay all the expenses of the offering estimated at $16,575 and has in fact paid most of those fees prior to the filing of this prospectus.

It is anticipated that the Company’s sole shareholder may actively negotiate or otherwise consent to the purchase of a portion of its common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.30 per share. No transfer or sales of any shares held in Escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a business combination and the Company is no longer considered a "shell" company.  Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company’s securities may have a depressive effect on the value of the Company’s securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code.

With respect to any business combination, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company.  Depending upon, among other things, the target company's assets and liabilities, the Company’s shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any business combination. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any business combination the Company enters into can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s then-existing shareholders.

The Company will participate in a business combination only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated above, the Company will not enter into a business combination with any entity that cannot provide independent audited financial statements. The Company must file such audited statements as part of a post-effective amendment (reconfirmation). The Company is filing a Form 8a concurrently with this registration statement, and thus will be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty to file independent audited financial statements as part of an Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a business combination, as well as the Company’s audited financial statements included in our annual report on Form 10-K (or 10-KSB, as applicable).

The Company’s sole shareholder has verbally agreed that it will advance any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing business combination.  Gains Venture Group, LLC has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which it may advance to us. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the sole shareholder, and the Company will not borrow any funds to make any payments to the promoters, sole officer and director, Mr. Southworth or his affiliates or associates.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company.  In view of the Company’s combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the Company’s principal independent accounting firm has neither resigned (nor declined to stand for reelection) nor has been dismissed. The independent accountant for the Company is The Pun Group LLP, 6265 Greenwich Drive, Suite 220, San Diego, CA 92122.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company’s director is elected by the shareholders to a term of one (1) year, to serve until a successor is elected and qualified.  The Company’s officer is appointed by the Board of Directors to a term of one (1) year and serve until a successor is duly elected and qualified, or until removed from office. The Company’s Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the Company’s executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service
Jacob Southworth	33	President, Secretary, Treasurer, Director	Inception—Current

Notes:

(1)  The Company’s sole director will hold office until the next annual meeting of the shareholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Southworth is the sole director and he appointed himself as the Company’s sole officer and will hold office until resignation or removal from office.

(2) Mr. Southworth has outside interests and obligations other than Anfield Acquisitions, Inc. He intends to spend approximately ten (10) hours per month on the business affairs of the Company. At the date of this prospectus, Anfield Acquisitions, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters, other than its shares are owned by Gains Venture Group, LLC, a promoter.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Jacob Southworth

President, Treasurer, Secretary, and sole Director, age 33.

Mr. Southworth is a professional educator, having taught science in public schools since 2009.

From 2005 to 2007, Mr. Southworth worked in direct sales of home security systems for both Firstline Security and Icon Security. In 2007, he managed a team of salespeople.

Mr. Southworth earned a bachelor's degree in science education from Utah Valley University in 2008. In 2014, he earned a master's degree in science education from Western Governors University.

Anfield Acquisitions, Inc.’s sole officer and director is not a full time employee of the Company and is actively involved in other business pursuits. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest.  Since the Company’s officer and director is not required to devote any specific amount of time to the business of the Company, he will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by the Company’s officer and director may compete with the Company in the search for a suitable target.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, the Company’s officer and director will not ordinarily make affirmative decisions to allocate a particular business combination to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available business combination vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that Anfield Acquisitions, Inc. is best suited to its needs or that a business combination will ever occur.

Gains Venture Group, LLC

As sole shareholder, Gains Venture Group, LLC is a promoter.  The officers and directors of Gains Venture Group, LLC are Arlene Pfeiff, CEO and Chairman of the Board, Joseph Bradley Hilton, President and Board member, and George Roundy, CFO, Secretary and Board member.  There is one person or entity that owns 5% or more of Gains LLC’s outstanding voting shares: Gains Corp., a Nevada corporation. The majority shareholders (those owning 5% or more of the outstanding voting shares) of Gains Corp. are Arlene Pfeiff, Joseph Bradley Hilton, George Roundy, Kim D. Southworth and Chris Allen.  Gains Venture Group, LLC is in the business of corporate consulting firm engaged in providing advice and consultation to startup, early stage and high growth companies.

Legal

Board Committees

Anfield Acquisitions, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of Anfield Acquisitions, Inc. shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although the Company anticipates appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Jacob Southworth, Officer and Director	2015	-	-	-	-	-	-	-

DIRECTORS’ COMPENSATION

The Company’s sole director has agreed that he will not receive compensation for services rendered to Anfield Acquisitions, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director, except as provided in the Company’s Bylaws, which state “The Board shall have authority to fix the compensation of directors for services in any lawful capacity.”

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Anfield Acquisitions, Inc.’s incorporation on June 2, 2015, the Company has not paid any compensation to any officer, director or employee. The Company does not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. The Company does not currently have plans to pay any compensation until such time as we can maintain a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Anfield Acquisitions, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of the Company’s common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to the Company’s knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering	After Offering (3)
Common	Gains Venture Group, LLC (4)	8,000,000	100.00%	66.67%
	All directors and officers as a group (1 person)	0	0	0

Footnotes

(1) The address of the executive officer and director is c/o Anfield Acquisitions, Inc., 679 Saratoga Chase Dr., Saratoga Springs, Utah 84045.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security, and natural persons and entities with direct or indirect voting or investment power over the shares).

(3) Assumes the sale of the maximum amount of this offering (5,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

(4) Those with voting power over the shares held by Gains Venture Group, LLC are Arlene Pfeiff, CEO and Chairman of the Board, Joseph Bradley Hilton, President and Board member, and George Roundy, CFO, Secretary and Board member.  There is one person or entity that owns 5% or more of Gains LLC’s outstanding voting shares: Gains Corp., a Nevada corporation. The majority shareholders (those owning 5% or more of the outstanding voting shares) of Gains Corp. are Arlene Pfeiff, Joseph Bradley Hilton, George Roundy, Kim D. Southworth and Chris Allen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about June 2, 2015 through April 2016, Gains Venture Group, LLC paid for expenses involved with the incorporation of Anfield Acquisitions, Inc. with company funds on behalf of Anfield Acquisitions, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Gains Venture Group, LLC was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Jacob Southworth, the Company’s sole officer and director, and Gains Venture Group, LLC are the promoters of the Company.

Jacob Southworth, the Company’s sole officer and director, is the son of Kim D. Southworth, a shareholder owing 5% or more of the outstanding voting shares of Gains Corp., the majority shareholder of Gains Venture Group, LLC.  Kim D. Southworth is also a former executive officer (Vice President of Development) of Gains Venture Group, LLC.

REPORTS TO SECURITY HOLDERS

1.  After this offering, Anfield Acquisitions, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

2. After this offering, Anfield Acquisitions, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company is filing a Form 8A concurrently with this registration.

3. The public may read and copy any materials Anfield Acquisitions, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Anfield Acquisitions, Inc.’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Anfield Acquisitions, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Anfield Acquisitions, Inc., of expenses incurred or paid by a director, officer or controlling person of Anfield Acquisitions, Inc., in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Anfield Acquisitions, Inc., will, unless in the opinion of Anfield Acquisitions, Inc.’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of Anfield Acquisitions, Inc.

We have audited the accompanying balance sheets of Anfield Acquisitions, Inc. (‘the Company”) as of June 30, 2016, and December 31, 2015, and the related statement of operations, stockholder’s equity (deficit), and cash flows for the six months ended June 30, 2016, and from June 2, 2015 (inception) through December 31, 2015. Anfield Acquisitions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration over internal control as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence that supports and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, subject to the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Anfield Acquisitions, Inc. as of June 30, 2016, and December 31, 2015, the results of its operations, stockholders equity (deficit) and its cash flows for the six months ended June 30, 2016, and from June 2, 2015 (inception) through December 31, 2015 in conformity generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not have operations and will incur significant costs in pursuit of its financing and acquisition plans.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 3.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Pun Group, LLP
Santa Ana, California
August 12, 2016

200 East Sandpointe Avenue, Suite 600, Santa Ana, California 92707
Tel: 949-777-8800 •Toll Free: 855-276-4272 • Fax: 949-777-8850
www.pungroup.com

Anfield Acquisitions, Inc.
Balance Sheets

Assets
	June 30, 2016	December31, 2015

Current Assets
Cash	$40	$100
Total Assets	$40	$100

Liabilities and Stockholder's Equity

Current Liabilities
Accounts payable	$-	$5,000

Commitments and Contingencies

Stockholder's Equity
Common Stock 75,000,000 shares authorized $.001 par value;
8,000,000 issued and outstanding	8,000	8,000
Additional paid in capital	13,325	7,675
Accumulated deficit	(21,285)	(20,575)
Total Stockholder's Equity (Deficit)	40	(4,900)

Total Liabilities and Stockholder's Equity	$40	$100

The Accompanying Notes are an Integral Part of the Financial Statements

Anfield Acquisitions, Inc.
Statements of Operations

	Six Months Ended June 30, 2016	Inception, June 2, 2015 through December 31, 2015	Three Months Ended June 30, 2016
			(Unaudited)

Revenues	$-	$-	$-

Expenses
General and administrative expenses	710	1,500	680
Professional fees	-	19,075	-
Total Expenses	710	20,575	680

Net loss	$(710)	$(20,575)	$(680)

Loss per share
Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding - basic and diluted	8,000,000	7,924,528	8,000,000

The Accompanying Notes are an Integral Part of the Financial Statements

Anfield Acquisitions, Inc.
Statement of Stockholder’s Equity (Deficit)
Inception, June 2, 2015 through June 30, 2016

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid In Capital	Deficit	Equity(Deficit)

Inception, June 2, 2015	-	$-	$-	$-	$-

Issuance of Common Stock	8,000,000	8,000	7,675	-	15,675

Net loss for the period from inception through December 31, 2015	-	-	-	(20,575)	(20,575)

Balance, December 31, 2015	8,000,000	8,000	7,675	(20,575)	(4,900)

Additional paid in capital			5,650		5,650

Net loss for the six months ended June 30, 2016	-	-	-	(710)	(710)

Balance, June 30, 2016	8,000,000	$8,000	$13,325	$(21,285)	$40

The Accompanying Notes are an Integral Part of the Financial Statements

Anfield Acquisitions, Inc.
Statements of Cash Flows

	Six Months Ended June 30, 2016	Inception, June 2, 2015 through December 31, 2015

Reconciliation of Net Loss to Net Cash Provided by Operating Activities

Cash flows from operating activities:
Net Loss	$(710)	$(20,575)
Common stock issued for services	-	15,675
Changes in operating assets and liabilities:
Accounts payable	-	5,000
Net cash (used in) provided by operating activities	(710)	100

Cash flows from investing activities:
Capital contributed for operations	650	-
Net cash provided by investing activities	650	-

Net (decrease) increase in cash	(60)	100
Cash at beginning of period	100	-

Cash at end of period	$40	$100

Supplemental Disclosure of Cash Flow Information:

Cash paid during period for interest	$-	$-
Cash paid during period for taxes	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:

The stockholder paid for professional expenses on behalf of the Company recorded as contributed capital (Note 5)	$5,650	$-

The Accompanying Notes are an Integral Part of the Financial Statements

Anfield Acquisitions, Inc.
Notes to Financial Statements

Note 1 – Nature of Organization

Operations

Anfield Acquisitions, Inc. (the “Company”) was incorporated in the State of Nevada on June 2, 2015. The Company has as its principal business objective to merge with or be acquired by another entity and is therefore a blank check company. The Company has been in the start-up stage since inception and has no operating history other than organizational matters.

Note 2 -- Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires us to establish accounting policies and make estimates and assumptions that affect our reported amounts of assets and liabilities at the date of the financial statements. These financial statements include some estimates and assumptions that are based on informed judgments and estimates of management. We evaluate our policies and estimates on an on-going basis and discuss the development, selection and disclosure of critical accounting policies with the Board of Directors. Predicting future events is inherently an imprecise activity and as such requires the use of judgment. Our financial statements may differ based upon different estimates and assumptions.

Note 3 -- Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Per Share Data

Net loss per share (EPS) of Common Stock is computed based upon the weighted-average number of common shares outstanding during the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock.  Basic and diluted EPS were the same all periods presented, as the Company had no dilutive securities.

Income Taxes

Deferred tax assets and liabilities arise from temporary timing differences between the book and tax basis of accounting for assets, liabilities, and income as well as from timing in the recognition of net operating losses. Deferred income tax assets primarily arise from net operating loss carry-forwards and deferred income tax liabilities are based on the different depreciation and amortization methods used for tax reporting and financial accounting purposes. The Company assesses its ability to realize deferred tax assets based on the current earnings performance and on projections of future taxable income in the relevant tax jurisdictions.  These projections do not include taxable income from the reversal of deferred tax liabilities and do not reflect a general growth assumption but do consider known or pending events, such as the passage of legislation.  The Company’s estimates of future taxable income are reviewed annually.

Anfield Acquisitions, Inc.
Notes to Financial Statements (Continued)

Note 3 -- Summary of Significant Accounting Policies (Continued)

Income Taxes (continued)

All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained under audit, including resolution of any related appeals or litigation processes.  After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law.

If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return.  If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has not commenced operations and has accumulated a deficit of $21,285 as of June 30, 2016.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The amendments require management to perform interim and annual assessments of an entity’s ability to continue as a going concern and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The standard applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact that this new guidance will have on its financial statements.

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 -- Income Taxes

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

As of June 30, 2016 and December 31, 2015, the Company had no unrecognized tax benefits or liabilities due to uncertain tax positions.

Note 5 -- Equity

Common Stock

The Company’s Articles of Incorporation authorize 75,000,000 shares of Common Stock with par value of $0.001.  During the period from inception, June 2, 2015 through December 31, 2015, Gains Venture Group LLC (“Gains”) paid for professional fees and start-up expenses on the behalf of the Company in the amount of $15,675.  Subsequently Gains received reimbursement from the company through issuance of 8,000,000 shares of common stock.  The price of the common stock issued to Gains was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets. During the six months ended June 30, 2016, Gains paid for additional professional fees on the behalf of the Company in the amount of $5,000 for accounts payable and $650 for current period operating expenses, which have been reported as capital contributions.

Note 6 -- Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are available to be issued.  The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements.  The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued.

The Company has evaluated subsequent events through August 12, 2016, which is the date the financial statements are available to be issued.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Anfield Acquisitions, Inc. in connection with the sale of the common stock being registered. Anfield Acquisitions, Inc. has agreed to pay all costs and expenses in connection with this offering of our common stock.  Gains Venture Group, LLC is the source of the funds for the costs of the offering.  Gains Venture Group, LLC has no agreement in writing to pay the expenses of this offering on behalf of Anfield Acquisitions, Inc. and thus the agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees and Costs	$11,448.95
Accounting Fees	$3,575.00
Escrow Fee	$1,000.00
Secretary of State Fees	$400.00
Registration Fee	$151.05
Total	$16,575.00

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Anfield Acquisitions, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officers’ and Directors’ indemnification is covered by Section 78.7502 of the Nevada Revised Statutes (“NRS”).

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

      1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Escrow or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

      2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Escrow or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Anfield Acquisitions, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

From on or about June 2, 2015 through April, 2016, Gains Venture Group, LLC, the Company’s sole shareholder, paid for expenses involved with the incorporation of the Company and other expenses associated with this offering with company funds on behalf in the amount of $16,575.00.  Gains Venture Group, LLC received reimbursement from the Company through the issuance of 8,000,000 shares of the Company’s common stock.  The price of the common stock issued to Gains Venture Group, LLC was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed, and possessed no material assets.

At the time of the issuance, Gains Venture Group, LLC was in possession of all available material information about the Company. On the basis of these facts, Anfield Acquisitions, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Anfield Acquisitions, Inc. believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Gains Venture Group, LLC had fair access to all material information about Anfield Acquisitions, Inc. before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

All shares issued to Gains Venture Group, LLC were at a price per share of $0.00207. The price of the common stock issued to Gains Venture Group, LLC was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Anfield Acquisitions, Inc. was recently formed or in the process of being formed and possessed no assets.

ITEM 16 – EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit
3	Articles of Incorporation & Bylaws

a) Articles of Incorporation*
b) Bylaws adopted on June 2, 2015*

5	Opinion on Legality

a) Opinion of Steven R. Skirvin, Esq.**

23.1	Consent of Independent Auditor

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement*

*Incorporated by reference from S-1 filing on June 21, 2016
** Incorporated by reference from S-1/A filing on August 26, 2016

ITEM 17 – UNDERTAKINGS

UNDERTAKINGS

a. The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.  Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.  Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.           The undersigned registrant hereby undertakes that:

1.  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Saratoga Springs, State of Utah on October 31, 2016.

Anfield Acquisitions, Inc.
(Registrant)

By: /s/ Jacob Southworth
Jacob Southworth, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacob Southworth	President, Secretary and Director Chief Executive Officer	October 31, 2016
Jacob Southworth
/s/ Jacob Southworth	Treasurer, Chief Accounting Officer, Chief Financial Officer	October 31, 2016
Jacob Southworth